Exhibit 10.7

Execution Version

JOINDER AND AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Joinder and Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made and entered into as of December 14, 2020, by and among (i) P10 Intermediate Holdings LLC, a Delaware limited liability company (“Buyer”), (ii) Enhanced Capital Group, LLC, a Delaware limited liability company (“ECG”), (iii) Enhanced Capital Partners, LLC, a Delaware limited liability company (“ECP”), and (iv) solely for purposes of Section 1, Korengold Family Associates, LLC, a Delaware limited liability company (“KFA”). Buyer, ECG and ECP are referred to herein as the “Amending Parties”. The Amending Parties and KFA are referred to herein as the “Parties”.

RECITALS

WHEREAS, the Amending Parties, together with the other parties thereto, entered into a Securities Purchase Agreement, dated as of November 19, 2020 (the “Agreement”);

WHEREAS, following the date of the Agreement and prior to the date of this Amendment, in accordance with Section 11.10 of the Agreement, (i) Brainerd Holdings, LLC, a New York limited liability company and a “Seller” and a “Rollover Seller” under the Agreement, assigned all of its right, title and interest in and to 90.2 MECG Units to Michael Korengold, (ii) Michael Korengold assigned all of his right, title and interest in and to 60.2 MECG Units and 500.0 ETCF Units to KFA and (iii) Michael Korengold retained all of his right, title and interest in and to 30.0 MECG Units;

WHEREAS, KFA wishes to be joined as a party to the Agreement to the same extent as if KFA had executed the Agreement on the date thereof;

WHEREAS, it is intended that those Sellers that own the ETCF Units (the “ICU Sellers”) shall not participate in the funding or release of the Adjustment Escrow Fund, Indemnity Escrow Fund or Seller Representative Expense Amount or otherwise have any rights or obligations with respect to Sections 2.5, 2.6, 9.9 or 11.20(h) of the Agreement, in each case, solely in respect of such ICU Sellers’ ownership of the ETCF Units;

WHEREAS, in accordance with Section 11.2 of the Agreement, the Amending Parties wish to amend the Agreement and the Disclosure Schedules thereto as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Amending Parties and, solely for purposes of Section 1, KFA agree as follows:

1. Joinder to Agreement.

(a) Upon the execution of this Amendment, KFA shall be treated as a party to the Agreement, shall be deemed to be a “Seller” and a “Rollover Seller” under the Agreement and shall be fully bound by and subject to all of the covenants, terms, conditions and obligations of the Sellers and Rollover Sellers set forth in the Agreement to the same extent as if KFA had executed the Agreement on the date thereof. Without limiting the foregoing, KFA hereby severally makes the representations and warranties set forth in Section 4.1 and 4.3 of the Agreement to Buyer, solely on behalf of itself.

(b) Buyer hereby acknowledges and agrees that, upon the execution of this Agreement, Brainerd Holdings, LLC, a Delaware limited liability company, shall no longer be treated as a party to the Agreement, shall no longer be deemed to be a “Seller” or a “Rollover Seller” under the Agreement and shall no longer be bound by or subject to, and shall be released in all respects, without any liability whatsoever, from, any of the covenants, terms, conditions and obligations of the Sellers and Rollover Sellers set forth in the Agreement.

2. Amendment to Section 1.1 The Amending Parties acknowledge and agree that the following definitions set forth in Section 1.1 of the Agreement shall be amended as follows:

“Cash” means, as of a specified date, the aggregate amount of all cash and cash equivalents of each Enhanced Entity (other than the Permanent Capital Funds) required to be reflected as cash and cash equivalents on a consolidated balance sheet of such Person as of such date prepared in accordance with GAAP, net of (i) any outstanding checks, wires and bank overdrafts of such Target Entity, (ii) any amounts relating to Restricted Cash, (iii) for purposes of Section 2.5 and Section 2.6 only, any Accrued and Unpaid Expenses, and (iv) for purposes of Section 2.5 and Section 2.6 only, as of December 31, 2020, any cash resulting from the sum of (x) deferred revenue on the consolidated balance sheet of the Enhanced Entities as of December 31, 2020 less (y) $1,000,000, in the case of each of clauses (i) and (ii), whether or not required to be reported as such under GAAP.

“Estimated Purchase Price” means (i) the Enterprise Value, plus (ii) the Estimated Cash, minus (iii) the Payoff Indebtedness, minus (iv) the Initial Cash Retention Amount, minus (v) the Estimated Transaction Expenses.

“Indebtedness” means, without duplication (but before taking into account the consummation of the transactions contemplated hereby) (i) the unpaid principal amount and accrued interest, premiums, penalties and other fees, expenses (if any), and other payment obligations and amounts due (including such amounts that would become due as a result of the consummation of the transactions contemplated by this Agreement) that would be required to be paid by a borrower to a lender pursuant to a customary payoff letter, in each case, in respect of (A) all indebtedness for borrowed money of the Target Entities, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments of the Target Entities, and (C) breakage costs payable upon termination on the Closing Date of all obligations with respect to interest-rate hedging, swaps or similar financial arrangements (valued at the termination value thereof and net of all payments owed to the Target Entities); (ii) all obligations under capitalized leases with respect to which any Target Entity is liable, determined on a consolidated basis in accordance with GAAP; (iii) any unpaid amounts for the deferred purchase price of goods and services, including any earn out liabilities associated with past acquisitions but excluding any trade payables and accrued expenses arising in the ordinary course of business; (iv) [reserved]; (v) unpaid management fees owed to any of the Sellers or their Affiliates; (vi) all deposits and monies received in advance; (vii) all indebtedness of the Target Entities created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Target Entities; (viii) any Unpaid Taxes; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons for the payment of which any Target Entity is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding the foregoing, “Indebtedness” does not include (i) any intercompany obligations between or among the Enhanced Entities (including, for the avoidance of doubt, the Promissory Note), (ii) any Transaction Expenses, (iii) any obligations under any real property leases, (iv) any amounts available under debt instruments to the extent undrawn or uncalled (including undrawn letters of credit), (v) obligations under operating leases, (vi) obligations under any interest rate swap, currency swap, forward currency or interest rate contracts or other interest rate or currency hedging arrangements (other than breakage costs payable upon termination thereof on the Closing Date), (vii) any amounts or obligations to the extent incurred by, or at the direction of the Buyer Group or any of their Affiliates, including, for the purpose of obtaining any financing in connection with the transactions contemplated by this Agreement and (vii) deferred revenue and unearned management fees.

“Initial Cash Retention Amount” means $2,500,000.

3. Amendment to Section 2.3(a)(i). The Amending Parties acknowledge and agree that Section 2.3(a)(i) of the Agreement shall be amended as follows:

(i) [Reserved];

4. Amendment to Section 2.3(a)(vii). The Amending Parties acknowledge and agree that Section 2.3(a)(vii) of the Agreement shall be amended as follows:

(vii) [Reserved]; and

5. Re-Numbering of Existing Section 2.3(g); Insertion of New Section 2.3(g). The Amending Parties acknowledge and agree that (a) Section 2.3(g) of the Agreement shall be renumbered so that it constitutes Section 2.3(h) of the Agreement and (b) a new Section 2.3(g) of the Agreement shall be inserted as follows:

(g) At the Closing, the Companies shall deliver, or cause to be delivered, the following:

(i) to the Escrow Agent, amounts equal to the Adjustment Escrow Amount and the Indemnity Escrow Amount, in accordance with the terms and conditions hereof and in the Escrow Agreement; and

(ii) to the Seller Representative, an amount equal to the Seller Representative Expense Amount, in accordance with wire instructions provided by the Seller Representative.

6. Amendment to Section 2.4(a). The Amending Parties acknowledge and agree that the first sentence of Section 2.4(a) of the Agreement shall be amended as follows:

At least three Business Days prior to the anticipated Closing Date, the Companies shall prepare and deliver to the Buyer a written statement (the “Preliminary Closing Statement”) that shall include and set forth (i) a good faith estimate of (A) a consolidated balance sheet of each of (x) the Enhanced Entities, (y) Trident ECP and (z) Trident ECG, in each case, as of immediately prior to the Closing (each a “Preliminary Closing Balance Sheet”), (B) (x) Payoff Indebtedness (the “Estimated Payoff Indebtedness”), (y) Cash (the “Estimated Cash”) (provided, that in no event shall Estimated Cash exceed $2,500,000) and (z) Transaction Expenses (the “Estimated Transaction Expenses”) ((i) with each of Estimated Cash, Estimated Payoff Indebtedness and Estimated Transaction Expenses determined as of immediately prior to the Closing except that Estimated Cash shall be reduced to give effect to the Companies’ funding of the Adjustment Escrow Amount, the Indemnity Escrow Amount and the Seller Representative Expense Amount pursuant to Section 2.3(g) and (ii) except for Estimated Transaction Expenses and Unpaid Taxes (included in Payoff Indebtedness), without giving effect to the transactions contemplated by this Agreement or the Ancillary Agreements)) and (C) on the basis of the foregoing, a calculation of the Estimated Purchase Price, (ii) an updated Schedule 3.28 setting forth all Indebtedness of any Enhanced Entity as of immediately prior to the Closing, including Indebtedness under the heading “Retained Indebtedness,” and (iii) a schedule (the “Allocation Schedule”) setting forth the portion(s) of the Estimated Purchase Price minus the Rollover Units Value to be received at Closing in cash (such Seller’s “Closing Payment”) and such Seller’s name, address and wire instructions.

7. Amendment to Section 2.5(a). The Amending Parties acknowledge and agree that the final sentence of Section 2.5(a) of the Agreement shall be amended as follows:

Within five (5) Business Days of delivery of the Interim Closing Statement, the Buyer shall deliver to the Seller Representative (for further distribution to the Sellers in accordance with the percentages set forth on Schedule 6.24) an amount (such amount, the “Interim Payment Amount”) in cash equal to (1) the Interim Estimated Cash, less (2) the product of (x) the Estimated EBITDA and (y) the Pro Rata EBITDA Fraction, plus (3) $500,000, less (4) the Final Cash Retention Amount.

8. Amendment to Section 2.6(c). The Amending Parties acknowledge and agree that the fourth sentence of Section 2.6(c) of the Agreement shall be amended as follows:

Any item not specifically submitted to the Independent Accounting Firm for resolution shall be deemed final and binding on the parties for all purposes hereunder (as set forth in the Final Closing Statement, the Notice of Disagreement or as otherwise resolved in writing by Seller Representative and the Buyer) and Seller Representative and the Buyer shall promptly deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Adjustment Escrow Fund and to deliver to the Sellers (in accordance with the percentages set forth on Schedule 6.24) an amount equal to the excess, if any, of the Adjustment Escrow Fund over the greatest aggregate value of such disputed items submitted to the Independent Accounting Firm as claimed by Buyer and the Seller Representative.

9. Amendment to Section 2.6(f)(ii). The Amending Parties acknowledge and agree that the final sentence of Section 2.6(f)(ii) of the Agreement shall be amended as follows:

In such event, (A) the Buyer shall pay the Net Adjustment Amount to the account(s) designated by the Seller Representative (for further distribution to the Sellers in accordance with the percentages set forth on Schedule 6.24), and (B) the Buyer and the Seller Representative shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to transfer all funds in the Adjustment Escrow Fund to the Seller Representative (for further distribution to the Sellers in accordance with the percentages set forth on Schedule 6.24) and the Escrow Agent shall do so.

10. Amendment to Section 2.6(f)(iii). The Amending Parties acknowledge and agree that the final sentence of Section 2.6(f)(iii) of the Agreement shall be amended as follows:

In such event, the Buyer and the Seller Representative shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to pay the Net Adjustment Amount out of the Adjustment Escrow Fund to the Buyer, and the remainder, if any, of the Adjustment Escrow Amount to the Seller Representative (for further distribution to the Sellers in accordance with the percentages set forth on Schedule 6.24), in accordance with the terms of the Escrow Agreement and the Escrow Agreement, and the Escrow Agent shall do so.

11. Amendment to Section 8.3(e). The Amending Parties acknowledge and agree that Section 8.3(e) of the Agreement shall be amended as follows:

(e) Initial Cash Retention Amount. The Companies shall have a Cash balance at Closing of at least $2,500,000.

12. Amendment to Section 9.9(a). The Amending Parties acknowledge and agree that the final sentence of Section 9.9(a) of the Agreement shall be amended as follows:

Any amounts owing under Section 9.3 shall be paid by the Buyer to the Seller Representative (for further distribution to the Sellers in accordance with the percentages set forth on Schedule 6.24), as directed by the Seller Representative, by wire transfer of immediately available funds within three (3) Business Days after the final determination thereof.

13. Amendment to Section 9.9(b). The Amending Parties acknowledge and agree that Section 9.9(b) of the Agreement shall be amended as follows:

(b) On the Escrow Expiration Date, the Buyer and the Seller Representative shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to distribute to, or as directed by, the Seller Representative, for the benefit of the Sellers (in accordance with the percentages set forth on Schedule 6.24) such amount, if any, then-remaining in the Indemnity Escrow Fund less an amount equal to the aggregate dollar amount of claims for Losses made by the Buyer Indemnified Parties in good faith through the Escrow Expiration Date pursuant to this Article IX that are then outstanding and unresolved (such amount of the retained Indemnity Escrow Amount, as it may be further reduced after the Escrow Expiration Date by distributions to, or for the benefit of, the Sellers as set forth below and recoveries by a Buyer Indemnified Party pursuant to this Article IX, the “Retained Indemnity Escrow Amount”).

14. Amendment to Section 9.9(c). The Amending Parties acknowledge and agree that the first sentence of Section 9.9(c) of the Agreement shall be amended as follows:

If and to the extent that after the Escrow Expiration Date, any claim for Losses is resolved for any amount less than the portion of the Indemnity Escrow Fund preserved in respect of such claim on the Escrow Expiration Date, then the Buyer and the Seller Representative shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to distribute to, or as directed by, the Seller Representative, for the benefit of the Sellers (in accordance with the percentages set forth on Schedule 6.24), an aggregate amount of the Retained Indemnity Escrow Amount equal to such difference; provided that such distribution shall only be made to the extent that the Retained Indemnity Escrow Amount remaining after such distribution would be sufficient to cover the aggregate amount of all unresolved claims for Losses timely made by the Buyer Indemnified Parties in good faith in accordance with Section 9.4.

15. Amendment to Section 11.20(h). The Amending Parties acknowledge and agree that the fifth sentence of Section 11.20(h) of the Agreement shall be amended as follows:

As soon as practicable following the ultimate release of the remaining amounts in the Indemnity Escrow Fund, the Seller Representative shall distribute the remaining portion of the Seller Representative Expense Amount (if any) to the Sellers in accordance with the percentages set forth on Schedule 6.24.

16. Amendment to Schedule A. The Amending Parties acknowledge and agree that Schedule A to the Agreement shall be amended in the form of Schedule A hereto.

17. Amendment to Schedule B. The Amending Parties acknowledge and agree that Schedule B to the Agreement shall be amended in the form of Schedule B hereto.

18. Amendment to Schedule C. The Amending Parties acknowledge and agree that Schedule C to the Agreement shall be amended in the form of Schedule C hereto.

19. Amendment to Schedule 2.3(a)(vi) of the Disclosure Schedules. The Amending Parties acknowledge and agree that Schedule 2.3(a)(vi) of the Disclosure Schedules shall be amended in the form of Schedule 2.3(a)(vi) hereto.

20. Amendment to Schedule 3.1(a) of the Disclosure Schedules. The Amending Parties acknowledge and agree that Schedule 3.1(a) of the Disclosure Schedules shall be amended in the form of Schedule 3.1(a) hereto.

21. Amendment to Schedule 3.3 of the Disclosure Schedules. The Amending Parties acknowledge and agree that Schedule 3.3 of the Disclosure Schedules shall be amended in the form of Schedule 3.3 hereto.

22. Amendment to Schedule 3.17(a)(ii) of the Disclosure Schedules. The Amending Parties acknowledge and agree that Schedule 3.17(a)(ii) of the Disclosure Schedules shall be amended in the form of Schedule 3.17(a)(ii) hereto.

23. Amendment to Schedule 6.24 of the Disclosure Schedules. The Amending Parties acknowledge and agree that Schedule 6.24 of the Disclosure Schedules shall be amended in the form of Schedule 6.24 hereto.

24. Miscellaneous.

(a) Except as expressly amended hereby, the Agreement and the Disclosure Schedules are unchanged and remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted are unchanged and will continue in full effect.

(b) The provisions of Article XI of the Agreement are incorporated into this Amendment mutatis mutandis as if appearing herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

P10 INTERMEDIATE HOLDINGS LLC

By:	/s/ William F. Souder
Name:	William F. Souder
Title:	Senior Manager, President and Chief
Executive Officer

[Signature Page to joinder and Amendment No. 1 to Securities Purchase Agreement]

COMPANIES:

ENHANCED CAPITAL GROUP, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Chief Executive Officer

ENHANCED CAPITAL PARTNERS, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Chief Executive Officer

[Signature Page to Amendment to Securities Purchase Agreement]

KORENGOLD FAMILY ASSOCIATES, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Manager

[Signature Page to Amendment to Securities Purchase Agreement]

Acknowledged and agreed as of the day and year first above written:

ICU SELLERS

/s/ Shane McCarthy
Shane McCarthy

/s/ Richard Montgomery
Richard Montgomery

KORENGOLD FAMILY ASSOCIATES, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Manager

[Acknowledgment Page to Joinder and Amendment No. 1 to Securities Purchase Agreement]

SCHEDULE A

ATTACHED TO AND MADE A PART OF THAT CERTAIN

SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 19, 2020 (AS

AMENDED) BY AND AMONG THE BUYER, THE COMPANIES, THE SELLERS,

THE SELLER OWNERS, THE SELLER REPRESENTATIVE AND HOLDINGS

Certain Target Entities, Sellers and Purchased Interests

SCHEDULE B

ATTACHED TO AND MADE A PART OF THAT CERTAIN

SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 19, 2020 (AS

AMENDED) BY AND AMONG THE BUYER, THE COMPANIES, THE SELLERS,

THE SELLER OWNERS, THE SELLER REPRESENTATIVE AND HOLDINGS

Seller Owners

SCHEDULE C

ATTACHED TO AND MADE A PART OF THAT CERTAIN

SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 19, 2020 (AS

AMENDED) BY AND AMONG THE BUYER, THE COMPANIES, THE SELLERS,

THE SELLER OWNERS, THE SELLER REPRESENTATIVE AND HOLDINGS

Permanent Capital Funds